UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2010
Date of Report (Date of earliest event reported)

BERGIO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-150029	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Daniel Road East Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

(973) 227-3230
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 3 - SECURITIES AND TRADING MATTERS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Effective on April 6, 2010, the Board of Directors of Bergio International, Inc., a Delaware corporation (the "Company") authorizied the issuance of 7,800,000 shares of common stock of the Company to Socius CG II, Ltd. (“Socius). The 7,800,000 shares of common stock were issued to Socius in connection with the settlement of debt in the aggregate amount of $274,000.41 (the “Claim”). The Claim is evidenced by that certain order approving stipulation for settlement of claims dated approximately April 6, 2010 between Socius, as plaintiff, and the Corporation, as defendant, Civil Case No. BC435032 in the Superior Court of the State of California for the County of Los Angeles, Central District (the “Order of Stipulation of Settlement”).

The Claim consists of certain debt which was purchased by Socius pursuant to those certain claims purchase agreements representing the following creditors: (i) $21,663.57 in debt due and owing to Carrea Castng Corp.; (ii) $12,8000.00 in debt due and owing to Cybel Trading Corporation; (iii) $174,249.00 in debt due and owing to Moore Stephens PC; (iv) $22,725.00 in debt due and owing to Salerno, Gannon & Angelo PC; (v) $10,140.44 in debt due and owing to Om Color Diamonds Inc.; and (vi) $5,422.40 in debt due and owing to Willis FAJS – Midtown NY. In accordance with the terms and provisions of the Order of Stipulation of Settlement, the Claim is to be satisfied in full by the issuance to Socius of 7,800,000 shares of free-trading common stock.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERGIO INTERNTAIONAL, INC.

DATE: April 7, 2010	/s/ Berge Abajian Name: Berge Abajian Title: President/Chief Executive Officer

__________